Calculation of Filing Fee Tables
F-1
TDE GROUP Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Class A Ordinary Shares	457(o)	2,012,500	$ 6.00	$ 12,075,000.00	0.0001381	$ 1,667.56
Fees to be Paid	1	Equity	Class A Ordinary Shares	457(o)	1,250,000	$ 6.00	$ 7,500,000.00	0.0001381	$ 1,035.75
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 19,575,000.00		$ 2,703.31
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 2,544.97
			Net Fee Due:						$ 158.34
Offering Note
[1]	(1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is also registering an indeterminate number of additional shares that may be issuable to prevent dilution resulting from share splits, share dividends or similar transactions. (2) Based on an estimate of the offering price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act. (3) Includes the additional shares that the underwriters have the option to purchase to cover over-allotments, if any. (4) This Registration Statement also covers the offering of up to 1,250,000 Class A Ordinary Shares by the selling shareholders named in the prospectus.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	TDE Group Limited	F-1	333-289968	08/29/2025		$ 2,544.97	Equity	Class A Ordinary Shares	2,779,500	$ 16,677,000.00
Fee Offset Sources	2	TDE Group Limited	F-1	333-289968		08/29/2025						$ 2,544.97
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Withdrawal

Offset Note
[2]	(5) Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this Registration Statement by $2,544.97, which represents the registration fee previously paid with respect to $16,677,000 of unsold securities previously registered on the Registration Statement on Form F-1 (File No. 333-289968), initially filed with the SEC on August 29, 2025. Accordingly, the registrant is submitting additional filing fees of $158.34 in connection with this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A